As filed with the Securities and Exchange Commission on May 12, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

ACHIEVE LIFE SCIENCES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	95-4343413
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

22722 29th Drive SE, Suite 100 Bothell, WA	98021

1040 West Georgia, Suite 1030 Vancouver, BC, Canada	V6E 4H1
(Address of principal executive offices)	(Zip Code)

Amended and Restated 2024 Equity Inducement Plan

(Full title of the plan)

Andrew D. Goldberg

Chief Executive Officer and President

22722 29th Drive SE, Suite 100

Bothell, WA 98021

(Name and address of agent for service)

(604) 210-2217

(Telephone number, including area code, or agent for service)

Please send copies of all communications to:

Alan Smith, Esq.

Amanda Rose, Esq.

Chelsea Anderson, Esq.

Fenwick & West LLP

401 Union Street, 5th Floor

Seattle, WA 98101

(206) 389-4510

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INTRODUCTORY NOTE

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Achieve Life Sciences, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register an additional 5,000,000 shares under the Registrant’s Amended and Restated 2024 Equity Inducement Plan (the “2024 Plan”). With respect to the 2024 Plan, this Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 filed with the Commission on December 5, 2024 (Registration No. 333-283630) and April 16, 2026 (Registration No. 333-295099).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)

the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 24, 2026 pursuant to Section 13 of the Exchange Act, as amended on Form 10-K/A filed with the Commission on April 30, 2026;

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)

the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on September 27, 1995 (paper filing), pursuant to Section 12(b) of the Exchange Act, including any other amendments or reports filed for the purpose of updating such description, including Exhibit 4.12 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.	Exhibits.

The following exhibits are filed herewith:

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date
4.1	Third Amended and Restated Certificate of Incorporation	8-K	033-80623	3.1	6/9/2023

4.2	Sixth Amended and Restated Bylaws	8-K	033-80623	3.1	1/5/2017

4.3	Amendment (Virtual Meeting) to Sixth Amended and Restated Bylaws	10-Q	033-80623	3.1	11/7/2018

4.4	Form of Registrant’s Common Stock certificate	10-Q	000-21243	4.1	11/10/2008

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm	X

24.1	Power of Attorney (included on the signature page to this Registration Statement)	X

99.1	Amended and Restated 2024 Equity Inducement Plan and the forms of agreement thereunder	X

107.1	Filing Fee Table	X

Item 9. Undertakings.

1.
The undersigned Registrant hereby undertakes:

1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.
To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, Washington, on this 12th day of May, 2026.

ACHIEVE LIFE SCIENCES, INC.

By:	/s/ Mark Oki
Mark Oki Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Andrew D. Goldberg, Mark Oki and Erik Atkisson and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Andrew D. Goldberg Andrew D. Goldberg	Chief Executive Officer, President and Director (Principal Executive Officer)	May 12, 2026

/s/ Mark Oki Mark Oki	Chief Financial Officer (Principal Financial Officer)	May 12, 2026

/s/ Jerry Wan Jerry Wan	Vice President, Finance (Principal Accounting Officer)	May 12, 2026

/s/ Thomas B. King Thomas B. King	Chairman of the Board of Directors	May 12, 2026

/s/ Stuart Duty Stuart Duty	Director	May 12, 2026

/s/ Lucian Iancovici Lucian Iancovici	Director	May 12, 2026

/s/ Bridget Martell Bridget Martell	Director	May 12, 2026

/s/ Christopher Martin Christopher Martin	Director	May 12, 2026

/s/ Nancy Phelan Nancy Phelan	Director	May 12, 2026

/s/ Aaron Royston Aaron Royston	Director	May 12, 2026

/s/ Thomas Sellig Thomas Sellig	Director	May 12, 2026

/s/ Kristen B. Slaoui, Ph.D. Kristen B. Slaoui, Ph.D.	Director	May 12, 2026

/s/ Richard Stewart Richard Stewart	Director	May 12, 2026